Exhibit 3(ii)

                           REVISED AND RESTATED BYLAWS
                                       OF
                             TRANSBOTICS CORPORATION
                            (ADOPTED APRIL 28, 2005)

                                    ARTICLE I

                                Business Offices
                                ----------------

The Corporation shall have such offices either within or without the State of Delaware and within or without the United States as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II

                    Registered Offices and Registered Agents

     Section 2.1. Delaware. The address of the initial registered office in the State of Delaware and the name of the initial registered agent of the Corporation at such address are set forth in the Certificate of Incorporation. The Corporation may, from time to time, designate a different address as its registered office or a different person as its registered agent, or both; provided, however, that such designation shall become effective upon the filing of a statement of such change with the Department of State of the State of Delaware as is required by law.

     Section 2.2. Other States. In the event the Corporation desires to qualify to do business in one or more states other than Delaware, the Corporation shall designate the location of the registered office in each such state and designate the registered agent for service of process at such address in the manner provided by the law of the state in which the Corporation elects to be qualified.

                                   ARTICLE III

                             Stockholders' Meetings
                             ----------------------

     Section 3.1. Place of Meetings. Meetings of the stockholders shall be held at the principal office of the Corporation or any other place (within or without the State of Delaware and within the United States) designated in the notice of the meeting.

     Section 3.2. Annual Meeting. Commencing in the year 2005, and for each year thereafter until otherwise provided by the Board of Directors, the Annual Meeting of the stockholders of the Corporation shall be held on such day of each year at such time and place as the Board of Directors shall determine and as shall be set forth in the notice of such meeting for the purpose of electing directors of the Corporation and for the transaction of such other business as may be properly brought before the meeting.

     Section 3.3. Special Meetings. Special meetings of the stockholders shall be held when directed by the Chairman, the President or the Board of Directors, or when requested in writing by the holders of not less than ten percent (10%) of all the shares entitled to vote at the meeting. The call for the meeting shall be issued by the Secretary, unless the Chairman, President, Board of Directors or stockholders requesting the meeting shall designate another person to do so.

     Section 3.4. Participation by Remote Communication. If authorized by the Board of Directors and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication, participate in a meeting of stockholders and be deemed present in person and vote at a meeting of stockholders, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation. If the Board of Directors elects to authorize participation at a meeting of stockholders by remote communication, the Board of Directors may also elect in its sole discretion that the meeting shall not be held at any place, but will instead be held solely by means of remote communication as authorized pursuant to this section.

     Section 3.5. Proposals for Business at Annual Meetings. At any Annual Meeting of stockholders, only such business shall be conducted as shall have been (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder who was a stockholder of record at the time of giving the notice provided for in this section and who is entitled to vote at such meeting. In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder, (i) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and (ii) such business must be a proper matter for stockholder action under the Delaware General Corporation Law. To be timely, a stockholder's notice must have been delivered or mailed and received at the principal executive offices of the Corporation not more than 120 days prior to the meeting and not less than 45 days before the date on which the Corporation first mailed or otherwise gave notice for the prior year's Annual Meeting of stockholders, provided that, if during the prior year the Corporation did not hold an Annual Meeting, or if the date of the Annual Meeting for the current year has changed more that 30 days from the date of the Annual Meeting in the prior year, then notice must have been received by the Corporation not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was given or made, whichever first occurs.

     A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class or series and number of shares of the Corporation that are owned beneficially or of record by the stockholder, (iv) a description of all arrangements and understandings between the stockholder and any other person or persons (including their names) in connection with the proposal of such business by the stockholder and any material interest of the stockholder in such business, and
(v) a representation that the stockholder intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting. Any nominations by stockholders of persons for election to the Board of Directors must satisfy the requirements of Section 4.6 of these Bylaws.

     Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an Annual Meeting except in accordance with the procedures set forth in this Section 3.5. The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 3.5., and if he or she should so determine, shall so declare at the meeting.

     Section 3.6. Notice. Written notice stating the place, day and hour of each meeting of the stockholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than thirty (30) nor more than sixty (60) days before the meeting, either personally or by first class mail, by or at the direction of the Chairman, the President, the Secretary or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

     Notwithstanding the above, the Corporation shall not be required to give notice of a stockholders' meeting to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such stockholder during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve month period, have been mailed addressed to such stockholder at his address as shown on the records of the Corporation and have been returned undeliverable. Any action or meeting which shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth his then current address, the requirement that notice be given to such stockholder shall be reinstated.

     Section 3.7. Notice of Adjourned Meetings. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted that might have been transacted at the original meeting. If, however, the adjournment is for more than thirty (30) days, or if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in Section 3.6 above, to each stockholder of record on the new record date entitled to vote at such meeting.

     Section 3.8. Waiver of Notice. Whenever notice is required to be given to any stockholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be the equivalent to the giving of such notice. Attendance by a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need to be specified in the written waiver of notice.

     Section 3.9. Closing of Transfer Books and Fixing Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least thirty (30) days immediately preceding such meeting.

     In lieu of closing the stock transfer books, the Board of Directors may fix in advance, a date as the record date for any determination of stockholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of stockholders, not less than thirty (30) days prior to the date on which the particular action requiring such determination of stockholders is to be taken; provided, however, that, if a record date shall be fixed for the purpose of determining stockholders entitled to consent to corporate actions in writing without a meeting, such date may not be more than ten (10) days after the date upon which the resolution fixing such date was adopted by the Board.

     If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the record date for such determination of stockholders shall be: (i) the day next preceding the day on which the notice of the meeting is mailed or if notice is waived, at the close of the business on the day next preceding the day on which the meeting is held; (ii) for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, the day on which the first written consent is expressed; or (iii) for any other purpose, including declarations of dividends, at the close of business on the day on which the Board of Directors adopts resolution relating thereto.

     When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

     Section 3.10. Record of Stockholders Having Voting Rights. The officer or agent having charge of the stock transfer books for shares of the Corporation shall prepare or make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such a meeting, arranged in alphabetical order, and showing the address of each stockholder and the number and class and series, if any, of shares held by each stockholder. The list, for a period of ten (10) days prior to such meeting, shall be open to the examination of any stockholder, for any purpose germane to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation chooses to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any stockholder at any time during the meeting. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Upon the willful neglect or refusal of the directors to produce such a list for the meeting for the election of directors, they shall be ineligible for election to any office at such meeting.

     Section 3.11. Stockholder Quorum. Except as otherwise required by law, by the Certificate of Incorporation or by these Bylaws, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, provided that, when a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the action of the stockholders, unless the vote of a greater number or voting by class is required by the General Corporation Law of the State of Delaware or by the Certificate of Incorporation or by these Bylaws. Where a separate vote by class is required, the affirmative vote of the majority of shares of such class represented at the meeting shall be the act of such class unless the vote of a greater number is required by the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws.

     After a quorum has been established at a stockholders' meeting, the subsequent withdrawal of stockholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

     Section 3.12. Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except as may otherwise be provided in the Certificate of Incorporation.

     A stockholder may vote either in person or by proxy executed in writing by the stockholder or his duly authorized attorney-in-fact.

     Section 3.13. Proxies. Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent without a meeting, or a stockholder's duly authorized attorney-in-fact, may authorize another person or persons to act for him by proxy.

     Every proxy must be signed by the stockholder or his attorney-in-fact. No proxy shall be valid after three (3) years from its date, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided by law.

     If a proxy for the same shares confers authority upon two (2) or more persons and does not otherwise provide, a majority of them present at the meeting (or, if only one is present, then that one) may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated.

     Section 3.14. Conduct of Business. The officer of the Corporation presiding at any meeting of stockholders shall determine the order of business at the meeting and the procedures for the conduct of the meeting, including such regulation of the manner of voting and the conduct of discussions deemed appropriate by him or her. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

     Section 3.15. Action by Stockholders Without a Meeting. Any action required or permitted to be taken at any Annual or Special Meeting of stockholders of the Corporation may be taken without a meeting, without a prior notice and without a vote if a written consent setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that no written consent shall be effective unless such consent (i) bears the date of signature by each stockholder signing such consent and (ii) is delivered to the Corporation within sixty (60) days of the date on which the earliest consent was delivered to the Corporation. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Delivery of written consents to the Corporation shall be made in accordance with applicable law.

                                   ARTICLE IV

                                    Directors
                                    ---------

     Section 4.1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws specifically reserved to the stockholders.

     Section 4.2. Qualification. Directors need not be residents of Delaware or of the United States or stockholders of this Corporation.

     Section 4.3. Independent Directors. A majority of the members of the Board of Directors shall be Independent Directors, as hereinafter defined, or such higher percentage as may be required by any stock exchange or trading market on which the Corporation shall have listed any of its securities for trading. For purposes of these Bylaws, "Independent Director" shall mean a director of the Corporation who (i) is not an officer or employee of the Corporation, (ii) satisfies all requirements for qualification as an independent director of all stock exchanges and trading markets on which the Corporation shall have listed any of its securities for trading, and (iii) satisfies such other qualification requirements as may be adopted by the Board of Directors from time to time. The Independent Directors shall have such powers and duties as specified by the Board of Directors from time to time and such additional duties as may be specified by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules and regulations thereunder, of the rules of any stock exchange or trading market on which the Corporation shall have listed its securities for trading.

     Section 4.4. Compensation. The Board of Directors shall have authority to fix the compensation of directors unless otherwise provided in the Certificate of Incorporation. The directors may be paid their expenses, if any, of attendance at such meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors, a stated salary as director or no compensation at all. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed additional compensation for performing the business of the committee.

     Section 4.5. Number. The number of directors of the Corporation shall be not more than nine (9) nor less than three (3), the actual number to serve at any time to be fixed by the directors.

     Section 4.6. Nomination. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors at an Annual Meeting or at a Special Meeting called for the election of directors may be made at the meeting (i) by or at the direction of the Board of Directors or a nominating committee of the Board of Directors, or (ii) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who has given timely notice of such nomination in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must have been delivered to or mailed and received at the principal executive offices of the Corporation not more than 120 days prior to the meeting and not less than 45 days before the date on which the Corporation first mailed or otherwise gave notice for the prior year's Annual Meeting of stockholders, provided that, if during the prior year the Corporation did not hold an Annual Meeting, or if the date of the Annual Meeting for the current year has changed more that 30 days from the date of the Annual Meeting in the prior year, or if directors are to be elected at a Special Meeting, then notice must have been received by the Corporation not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was given or made, whichever first occurs.

     A stockholder's notice to the Secretary under this section shall set forth
(a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (1) the name, age, business address and, if known, residence address of the nominee, (2) the principal occupation or employment of the nominee for at least the last five years and a description of the qualifications of the nominee, (3) the class and series and number of shares of the Corporation that are owned beneficially or of record (if any) by the nominee, and (4) any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors under Regulation 14A of the Exchange Act, together with a written statement from the nominee that he or she is willing to be nominated and desires to serve, if elected; and (b) as to the stockholder giving the notice, (1) his or her name and record address, together with the name and address of any other stockholder known to be supporting the nominee, and (2) the class or series and number of shares of the Corporation that are owned beneficially or of record by the stockholder making the nomination and by any other supporting stockholders. The Corporation may require any proposed nominee to furnish such other information as may be reasonably required by the Corporation to determine the eligibility of such proposed nominee to serve as director of the Corporation.

     No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The officer of the Corporation presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he or she should so determine, shall so declare to the meeting and the defective nomination shall be disregarded.

     Section 4.7. Election and Term. Each person named in the Certificate of Incorporation or elected by the incorporator as a member of the initial Board of Directors shall hold office until his successor shall have been elected and qualified or until his earlier resignation, removal from office, or death.

     At the first Annual Meeting of stockholders and at each Annual Meeting thereafter, the stockholders shall elect directors to hold office until the next succeeding Annual Meeting. Each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified or until his earlier resignation, removal from office, or death.

     Section 4.8. Removal of Directors. Any director or the entire Board of Directors may be removed, with or without cause, as provided in the Delaware General Corporation Law.

     Section 4.9. Resignation. Any director may resign at any time upon written notice to the Corporation. Such resignation will take effect upon receipt thereof by the Corporation unless the resigning director states a later effective date in the resignation.

     Section 4.10. Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors even though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the stockholders.

     Section 4.11. Quorum and Voting. A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 4.12. Audit Committee. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, shall designate annually from among its independent members an Audit Committee which, to the extent provided in such resolution, shall have such responsibilities and shall exercise such authority as required by applicable laws, including the Sarbanes-Oxley Act of 2002, and as set forth in its Charter. The Board of Directors shall establish a Charter for the Audit Committee and may modify such Charter from time to time. The members of the Audit Committee shall meet the requirements for independence as set forth in its Charter or as otherwise required by applicable law.

     Section 4.13. Other Committees. The Board of Directors may, by resolution adopted by a majority of the full Board of Directors, designate from among its members an Executive Committee or other committees. The Board of Directors shall designate such committees as may be required from time to time by any stock exchange or trading market on which the Corporation shall have listed any of its securities for trading. Each committee must have one or more members, or such minimum number as may be required under the then current rules of any stock exchange or trading market on which the Corporation shall have listed any of its securities for trading, with each member having such qualifications as may be required by any such stock exchange or trading market and such additional qualifications as may be required by the Board of Directors from time to time by organizational charter for the committee or otherwise. Committee members shall serve at the pleasure of the Board of Directors. The Board of Directors, by resolution adopted in accordance with this section, may designate one or more directors as alternate members of any committee, who may act in the place and stead of any absent member or members at any meeting of such committee, provided that any such alternate member satisfies the qualification requirements for service on the committee. The sections of these Bylaws that govern the Board of Directors with respect to notice of meetings, waiver of notice, quorum, voting, and action without a meeting shall apply as well to committees of the Board of Directors and their members. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

     A committee of the Board of Directors, to the extent provided by resolution of the Board of Directors in adopting an organizational charter for the committee or otherwise by resolution of the Board of Directors, may have and exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by law, the Certificate of Incorporation, or these Bylaws to be submitted to stockholders for approval, or (ii) altering, amending or repealing, in whole or in part, these Bylaws.

     Unless otherwise provided in the Certificate of Incorporation, these Bylaws, or the resolution of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

     Section 4.14. Place of Meetings. Regular and Special Meetings of the Board of Directors may be held within or without the State of Delaware and within or without the United States.

     Section 4.15. Time, Notice and Call of Meetings. Regular meetings of the Board of Directors shall be held immediately following the Annual Meeting of stockholders each year and at such times thereafter as the Board of Directors may fix. No notice of regular directors' meetings shall be required.

     Special meetings of the Board of Directors shall be held at such times as called by the Chairman, the President or any two (2) directors. Written notice of the time and place of special meetings of the Board of Directors shall be given to each director by personal delivery, telegram, email, or telefax at least two (2) days before the meeting or by notice mailed to each director at least seven (7) days before the meeting, provided that notice of any meeting of the Board of Directors given in any prior, properly constituted meeting of the Board of Directors, as recorded in the minutes, shall constitute proper notice.

     Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice, either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or conveyed, except when a director states, at the beginning of the meeting, any objections to the transaction of business because the meeting is not lawfully called or convened.

     Members of the Board of Directors may participate in a meeting of such Board or of any committee designated by such Board by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participating by such means shall constitute presence in person at a meeting.

     The independent members of the Board of Directors shall meet in executive session, that is, without the presence of non-independent directors or the Secretary, from time to time and in any event at least once a year, but no action of the Board may be taken at any such meeting.

     Section 4.16. Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a consent in writing, setting forth the action taken, signed by all of the directors, or all the members of the committee, as the case may be, is filed with the minutes of the proceedings of the Board or of the committee. Such consent shall have the same effect as a unanimous vote.

     Section 4.17. Director Conflicts of Interest. No contract or other transaction between this Corporation and one or more of its directors or between this Corporation and any other corporation, firm, association or entity in which one or more of the directors of this Corporation are directors or officers or are financially interested shall be void or voidable solely because of such relationship or interest or solely because such director or directors are present at or participate in the meeting of the Board of Directors or a committee thereof that authorizes, approves or ratifies such contract or transaction or solely because his or their votes are counted for such purpose, provided that:

     A. The material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or committee having proper authority prior to the action of the Board or committee authorizing, approving or ratifying the contract or transaction, and the Board of Directors or committee in good faith authorizes or approves or ratifies the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

     B. The material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of such stockholders; or

     C. The contract or transaction is fair as to the Corporation at the time it is authorized, approved or ratified by the Board, a committee with proper authority or the stockholders.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof that authorizes, approves or ratifies such contract or transaction.

     Section 4.18. Attendance. It shall be the policy of the Corporation that all Directors shall attend all meetings of the Board of Directors and the committees to which they are appointed, except for good cause.

                                    ARTICLE V

                                    Officers
                                    --------

     Section 5.1. Officers. The officers of this Corporation shall consist of a President, a Chief Financial Officer and a Secretary, each of whom shall be elected by the Board of Directors. The Board of Directors from time to time may also elect or appoint a Chairman of the Board, one or more Vice Chairmen, none, one or more Vice Presidents, a General Counsel and such other officers and assistant officers and agents as may be deemed necessary. The President may from time to time confer such titles and delegate such duties to the Vice Presidents and General Counsel and other officers to the extent such duties are not otherwise set out herein or by action of the Board of Directors as he deems appropriate. The same person may hold any two (2) or more offices, except the offices of President and Secretary.

     Section 5.2. Duties. The officers of this Corporation shall have the following duties:

     A. Chairman. The Chairman of the Board of Directors, if one is elected, shall preside at all meetings of the Board of Directors and stockholders and shall consult with the President in his preparation of the agenda for all meetings of the Board of Directors. He shall have such other duties and authority as may be conferred by the Board of Directors.

     B. Vice Chairman. The Vice Chairman, if one is elected, shall, in the absence or disability of the Chairman, perform the duties and exercise the powers of the Chairman of the Board. He shall also perform whatever duties and have whatever powers the Board of Directors may from time to time assign him. If more than one Vice Chairman is elected and the Chairman is absent or becomes disabled, the Board of Directors shall choose one Vice Chairman to perform the duties and exercise the powers of the Chairman.

     C. President. The President shall be the chief executive officer of the Corporation and shall exercise general and active supervision, management and control of the business, affairs and employees of the Corporation, subject to general direction and supervision of the Board of Directors. The President shall consult with the Chairman in the preparation of, prepare the agenda for and if a Chairman or Vice Chairman is not elected or is not present, shall preside at all meetings of the Board of Directors and stockholders.

     D. Secretary. The Secretary shall have custody of and maintain all of the corporate records, except the financial records; and shall record the minutes of all meetings of the stockholders and the Board of Directors or its committees, shall distribute all notices of meetings and shall perform such other duties as may be prescribed by the Board of Directors or the President.

     E. Chief Financial Officer. The Chief Financial Officer (who may also be called Treasurer) shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts, disbursements, assets and liabilities of the Corporation and render accounts thereof at the Annual Meetings of stockholders and whenever else required by the Board of Directors or the President. In consultation with the President and the Audit Committee, he shall establish and maintain a system of internal controls over the preparation of financial reports and shall prepare and file all financial reports required by applicable law. The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors or the President. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the President and shall perform such other duties as may be prescribed by the Board of Directors or the President.

     F. Vice President. The Vice President(s) shall perform whatever duties and have whatever powers the Board of Directors or President may from time to time assign him. If more than one Vice President is elected, one thereof shall be designated as the Executive Vice President. The Executive Vice President or, if there be only one Vice President, that Vice President, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President.

     Section 5.3. Removal of Officers. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board, with or without cause or notice, whenever, in its judgment, the best interests of the Corporation will be served thereby. The President shall nonetheless also have the authority to terminate any employee of the Corporation, including any officer, unless otherwise provided by these Bylaws or resolution of the Board of Directors.

     Section 5.4. Vacancies. Any vacancy however occurring in any office may be filled by the Board of Directors.

     Section 5.5. Compensation. The compensation of the officers elected by the Board of Directors shall be fixed by the Board of Directors and may be changed from time to time by a majority vote of the Board. The fact that an officer is also a director shall not preclude such person from receiving compensation as either a director or officer, nor shall it affect the validity of any resolution by the Board of Directors fixing such compensation. The President shall have authority to fix the salaries of all employees of the Corporation, unless otherwise provided by the Bylaws or resolution of the Board of Directors.

                                   ARTICLE VI

                               Stock Certificates
                               ------------------

     Section 6.1. Authorized Issuance. The Corporation may issue the shares of stock authorized by its Certificate of Incorporation and none other. Shares may be issued only pursuant to a resolution adopted by the Board of Directors.

     Section 6.2. Signatures. Certificates representing shares in this Corporation shall be signed by or in the name of the Corporation by the Chairman or Vice Chairman, or the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Chief Financial Officer, and may be sealed with the seal of this Corporation or a facsimile thereof. Any or all the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     Section 6.3. Form. Whenever the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the Corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law. Any restrictions on the transfer or registration of transfer of shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares. Each certificate representing shares shall state upon the face thereof: the name of the Corporation; that the Corporation s organized under the laws of Delaware; the name of the person or persons to whom it is issued; the number and class of shares; and the designation of the series, if any which such certificate represents; and the par value of each share represented by such certificate, or a statement that the shares are without par value. Each certificate shall otherwise comply, in all respects, with the requirements of law, and no certificate shall be issued for any shares until such shares are fully paid.

     Section 6.4. Uncertificated Shares. Subject to any conditions imposed by the General Corporation Law, the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof the written notice prescribed by the General Corporation Law.

     Section 6.5. Fractional Share Interests. The Corporation may, but shall not be required to, issue fractions of a share. If the Corporation does not issue fractions of a share, it shall (a) arrange for the disposition of fractional interests by those entitled thereto, (b) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (c) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share or an uncertificated fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing the full shares or uncertificated full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

     Section 6.6. Transfer of Stock. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the Corporation shall be made only on the stock ledger of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and, in the case of shares represented by certificates, on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon; provided, however, that the Corporation or its transfer agent may require the signature of such person to be guaranteed by a commercial bank or trust company or by a member of the New York Stock Exchange.

     Section 6.7. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of the lost, stolen, or destroyed certificate, or his legal representative, (a) to make proof in affidavit form that the certificate has been lost, destroyed or wrongfully taken; (b) to request the issuance of a new certificate or uncertificated shares, as the case may be, before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) to give the Corporation a bond sufficient to indemnify the Corporation, the transfer agent and the registrar against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares; or (d) to satisfy any other reasonable requirements imposed by the Corporation.

                                   ARTICLE VII

                                Books and Records
                                -----------------

     Section 7.1. Books and Records. This Corporation shall keep correct and complete books and records of accounts and shall keep minutes of the proceedings of its stockholders, Board of Directors and committees of directors.

     This Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders, and the number, class and series, if any, of the shares held by each.

     Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

     Section 7.2. Stockholders' Inspection Rights. Any person who is a holder of record of shares or of voting trust certificates therefor, upon written demand under oath stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose, the relevant books and records of accounts of the Corporation, minutes and records of stockholders, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal place of business.

                                  ARTICLE VIII

                                    Dividends
                                    ---------

     The Board of Directors of this Corporation may, from time to time, declare and the Corporation may pay dividends as permitted by law on its shares in cash, property or its own shares, except when the Corporation is insolvent or when the payment thereof would render the Corporation insolvent.

                                   ARTICLE IX

                                 Corporate Seal
                                 --------------

     The Board of Directors shall provide a corporate seal which shall have the name of the Corporation inscribed thereon, and may be a facsimile, engraved, printed, or an impression seal. Except to the extent required by applicable law or action of the Board of Directors, no act of the Corporation or signature of an officer shall require authentication by or the affixing of the corporate seal.

                                    ARTICLE X

                                    Amendment
                                    ---------

     These Bylaws may be altered, amended or repealed by the Board of Directors or by the stockholders, and new Bylaws may be adopted by the Board of Directors or by the stockholders, provided, however, that notice of such alteration, amendment or repeal be contained in the notice of such meeting of stockholders or the Board of Directors as the case may be. Any amendment by the Board of Directors must be approved by a majority of the entire Board of Directors then in office.

                                   ARTICLE XI

                        Limits of Liability of Directors
                        --------------------------------

     To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, a director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

                                   ARTICLE XII

          Indemnification of Officers, Directors, Employees and Agents
          ------------------------------------------------------------

     Section 12.1. Indemnification.
                   ----------------

     (a) To the full extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be enacted or amended, the Corporation shall indemnify any current or past officer or director of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer employee, trustee, partner, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such pending or threatened action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) To the full extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be enacted or amended, the Corporation shall indemnify any current or past officer or director of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, trustee, partner, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the investigation, defense or settlement of such pending or threatened action or suit, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     Section 12.2. Authorization. Any indemnification under subsections 12.1 (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections 12.1 (a) and (b). Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

     Section 12.3. Advance Payment of Expenses. Expenses incurred by a current or past director or officer in defending or investigating a pending or threatened civil or criminal action, suit or proceeding of the nature referenced in Section 12.1 above shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article.

     Section 12.4. Permissive Indemnification. In any case where the indemnification and advancement of expenses of a director or officer is neither mandated nor prohibited by Sections 12.1 or 12.3 of this Article, or in the case of an employee or agent of the Corporation who is not a director or officer of the Corporation, the Corporation may by vote of the disinterested directors (as defined under Delaware law) or the stockholders, indemnify or agree to indemnify such person to the extent permitted by applicable law against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending, or completed action, suit or proceeding, whether civil or criminal, to which he is or was, or is threatened to be made, a party by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

     Section 12.5. Continued Coverage. Any indemnification and advance of expenses mandated under this Article to a past director or officer, shall continue even though such person has ceased to be a director or officer, if such indemnification is made on account of expenses, judgments, fines or amounts paid in settlement reasonably incurred by him by reason of his former office or position; and any indemnification provided for hereunder shall inure to the benefit of the heirs, executors and administrators of such person. Notwithstanding any other provisions set forth in this Article, indemnification shall be mandated hereunder only to the extent that such indemnification shall not duplicate indemnity or reimbursement received by the person to be indemnified otherwise than under this Article.

     Section 12.6. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or otherwise.

     Section 12.7. Separable Provisions. The provisions of this Article XII are separable, and if any provision be held invalid, all other provisions shall remain fully in effect and such invalid provision shall only be curtailed to the extent necessary to make such provision enforceable, it being the intent of this
Article XII that the Corporation indemnify each of its directors, officers, employees and agents to the maximum extent permitted by law.

     Section 12.8. Rights Non-Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article XII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                                  ARTICLE XIII

                               General Provisions
                               ------------------

     Section 13.1. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     Section 13.2. Fiscal Year. The fiscal year of the Corporation shall start on December 1 and end on November 30 unless altered by resolution of the Board of Directors.

     Section 13.3. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances. No loans shall be granted by the Corporation to any member of the Board of Directors, any executive officer of the Corporation or to any other person prohibited by applicable law.

     Section 13.4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such depositories as the Chief Financial Officer may select or as Board of Directors shall direct.

     Section 13.5. Contracts. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.

     Section 13.6. Annual Statement. The Board of Directors shall present at each Annual Meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

     Adoption. These Amended Bylaws were adopted by action of the Board of Directors taken as of the 28th day of April 2005.